Exhibit 99.1

                 Innodata Isogen Reports 74% Growth in
                           Q3 2007 Revenues


    --  Earnings Per Share of $0.08 in Q3 2007

    --  Raises Guidance for Q4 2007

    --  Expects Solid Performance in 2008


    NEW YORK--(BUSINESS WIRE)--Nov. 14, 2007--INNODATA ISOGEN, INC. (NASDAQ: INOD), today announced revenues of $18,138,000 for the three months ended September 30, 2007, up 74% from revenues of $10,400,000 in the third quarter of 2006 and up 11% from revenues of $16,347,000 in the second quarter of 2007.

    The company reported net income of $2,115,000, or $0.08 per diluted share, for the third quarter of 2007, up 145% from net income of $862,000, or $0.03 per diluted share, for the second quarter of 2007, and compared with a net loss of $2,196,000, or $0.09 per diluted share, for the third quarter of 2006.

    For the first nine months of 2007, revenues were $47,214,000, up 55% from revenues of $30,406,000 for the first nine months of 2006. The company earned $2,334,000, or $0.09 per diluted share, for the first nine months of 2007, compared with a loss of $6,494,000, or $0.27 per diluted share, for the first nine months of 2006.

    The company generated $2.6 million in cash from operations in the third quarter of 2007 and ended the quarter with $12.1 million in cash.

    "As a result of solid execution and strong client demand, we are now anticipating more than 75% year-over-year revenue growth in the second half of 2007," said Jack Abuhoff, chairman and CEO of Innodata Isogen. "We anticipate that our momentum will continue to produce solid year-over-year results in 2008.

    "That the company was able to drive the $7.7 million revenue increase in the third quarter of this year versus last year, with only a minimal increase in SG&A and a $3.7 million increase in operating expense, shows the leveragability of our business model," Abuhoff continued. "But more significantly, we have improved revenue quality. Our revenue growth is now dominated by knowledge process outsourcing, which has higher switching costs, greater barriers to entry and is less susceptible to commoditization."

    Timing of Conference Call with Q&A

    Innodata Isogen will conduct an earnings conference call, including a question & answer period, at 11:00 AM ET today. You can participate in this call by dialing the following call-in numbers:



1-888-668-1637 (Domestic)
1-913-312-9321 (International)
1-888-203-1112 (Domestic Replay)
1-719-457-0820 (International Replay)


    Pass code on replay only: 1074684

    Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata-isogen.com. Please note that the Webcast feature will be in listen-only mode. Call-in or Webcast replay will be available for 30 days following the conference call.

    About Innodata Isogen

    Innodata Isogen, Inc. (NASDAQ: INOD) is a leading provider of knowledge process outsourcing (KPO) and information technology services.

    We work as a product development partner to our clients, helping them meet their content creation and publishing challenges. We provide outsourcing services that draw upon offshore global resources, proven project management and highly engineered processes and tools. We also help our clients improve their internal business operations with information technology (IT) and systems engineering.

    Our clients include leading enterprises in information-intensive industries such as media, information services and publishing, technology, manufacturing, aerospace, defense, government and intelligence.

    2007 honors include EContent Magazine's "EContent 100", KMWorld Magazine's "100 Companies That Matter", and International Association of Outsourcing Professionals (IAOP) "Global Outsourcing Top 100."

    Headquartered in Northern New Jersey, Innodata Isogen has more than 5,000 employees in offices and operations in the United States, the Philippines, India, Sri Lanka, Israel, China and France.

    This release contains certain forward-looking statements, including without limitation, statements concerning the company's operations, economic performance, and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "estimate," "believe," "expect," and "anticipate" and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

    These forward-looking statements are based largely on the company's current expectations, and are subject to a number of risks and uncertainties, including without limitation, continuing revenue concentration in a limited number of clients, continuing reliance on project-based work, worsening of market conditions, changes in external market factors, the ability and willingness of the company's clients and prospective clients to execute business plans which give rise to requirements for digital content and professional services in knowledge processing, difficulty in integrating and deriving synergies from acquisitions, potential undiscovered liabilities of companies that Innodata Isogen acquires, changes in the company's business or growth strategy, the emergence of new or growing competitors, various other competitive and technological factors, and other risk and uncertainties indicated from time to time in the company's filings with the Securities and Exchange Commission.

    Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur. We undertake no obligation to update or review any guidance or other forward-looking information, whether as a result of new information, future developments or otherwise.



               INNODATA ISOGEN, INC., AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                             (Unaudited)

                                  Three Months Ended Nine Months Ended
                                  ------------------ -----------------
                                     September 30      September 30
                                  ------------------ -----------------

                                     2007     2006     2007     2006
                                  --------- -------- -------- --------

REVENUES                           $18,138  $10,400  $47,214  $30,406
                                  --------- -------- -------- --------

OPERATING COSTS AND EXPENSES:
  Direct operating expenses         12,508    8,851   34,522   25,749
  Selling and administrative
   expenses                          3,553    3,347   10,547   10,900
  Restructuring costs                    -      554        -      554
  Interest income - net               (205)    (192)    (467)    (504)
                                  --------- -------- -------- --------

       Total                        15,856   12,560   44,602   36,699
                                  --------- -------- -------- --------

INCOME (LOSS) BEFORE
    PROVISION FOR INCOME TAXES       2,282   (2,160)   2,612   (6,293)

PROVISION FOR INCOME TAXES             167       36      278      201
                                  --------- -------- -------- --------
NET INCOME (LOSS)                  $ 2,115  $(2,196) $ 2,334  $(6,494)
                                  ========= ======== ======== ========

BASIC INCOME (LOSS) PER SHARE      $   .09  $  (.09) $   .10  $  (.27)
                                  ========= ======== ======== ========
DILUTED INCOME (LOSS) PER SHARE    $   .08  $  (.09) $   .09  $  (.27)
                                  ========= ======== ======== ========

WEIGHTED AVERAGE BASIC SHARES
 OUTSTANDING                        24,122   24,050   23,994   24,057
                                  ========= ======== ======== ========
WEIGHTED AVERAGE DILUTED SHARES
 OUTSTANDING                        25,559   24,050   25,118   24,057
                                  ========= ======== ======== ========




               INNODATA ISOGEN, INC., AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                               September    December
                                                   30,         31,
                                                  2007        2006
                                               ----------- -----------
                                                Unaudited   Derived
                                                              from
                                                             audited
                                                           financial
                                                            statements

ASSETS:

CURRENT ASSETS
  Cash and equivalents                             $12,133     $13,597
  Accounts receivable-net                           11,301       6,484
  Prepaid expenses and other current assets          1,935       1,589
  Refundable income taxes                               15       1,062
  Deferred income taxes                                405         190
                                               ----------- -----------

          Total current assets                      25,789      22,922

PROPERTY AND EQUIPMENT - NET                         6,483       4,564

OTHER ASSETS                                         1,855       1,912

DEFERRED INCOME TAXES                                  202         256

GOODWILL                                               675         675
                                               ----------- -----------

TOTAL                                              $35,004     $30,329
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                 $   991     $   987
  Accrued expenses                                   2,670       2,117
  Accrued salaries, wages and related benefits       6,346       4,259
  Income and other taxes                             1,668       1,295
  Current portion of long term obligations             451         632
                                               ----------- -----------

          Total current liabilities                 12,126       9,290
                                               ----------- -----------

DEFERRED INCOME TAXES                                1,332       1,126
                                               ----------- -----------

LONG TERM OBLIGATIONS                                1,444         904
                                               ----------- -----------

STOCKHOLDERS' EQUITY                                20,102      19,009
                                               ----------- -----------

TOTAL                                              $35,004     $30,329
                                               =========== ===========



    CONTACT: Innodata Isogen, Inc.
             Steven L. Ford, 201-371-2510
             Chief Financial Officer
             sford@innodata-isogen.com